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                                   UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM 8-K


                              Current Report Pursuant
                           to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)  January 29, 1996


                           INTEK DIVERSIFIED CORPORATION
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              (Exact name of Registrant as Specified in Its Charter)


                                     Delaware
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                  (State or Other Jurisdiction of Incorporation)


               0-9160                                 04-2450145
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     (Commission File Number)            (I.R.S. Employer Identification No.)


970 West 190th Street, Suite 720, Torrance, California  90502
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(Address of Principal Executive Office)  (Zip Code)


                                   (310)366-7335
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                Registrant's Telephone Number, Including Area Code)


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           (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events.

     On January 29, 1996, INTEK Diversified Corporation (the "Company") entered into a Third Amendment to Purchase Agreement between the Company and Simmonds Capital Limited ("SCL"). The Purchase Agreement dated June 30, 1995 (the "Agreement"), as amended, provided for the Company to acquire certain assets and subsidiaries of SCL relating to SCL's wireless communications business including substantially all of SCL's two-way radio equipment and systems integration businesses.

     Under the terms of the Agreement, the Company will acquire such assets in exchange for issuance to SCL of 15 million shares of the Company's common stock, the issuance of a to be determined number of shares of convertible preferred stock and the assumption of certain debt. The transaction is subject to stockholder approval of the Company and regulatory approval. The transaction is expected to close in the second quarter of 1996.

     The purpose of the Third Amendment was to change the date by which the transaction must close from January 31, 1996 to April 30, 1996.

Item 7.   Financial Statements and Exhibits.

EXHIBITS

Exhibit 2.1 Third Amendment to Purchase Agreement dated as of January 29, 1996 between the Company and SCL.


                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              INTEK Diversified Corporation


Dated:  February 8, 1996      By:  /s/ Steven L. Wasserman
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                                 Steven L. Wasserman

                              Its: Secretary

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                                   EXHIBIT INDEX


Exhibit 2.1 Third Amendment to Purchase Agreement dated as of January 29, 1996 between the Company and SCL.

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